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Exhibit 10.9

STOCK INCENTIVE AND STOCK OPTION PLAN AMENDMENTS

        On June 15, 2004, the Board of Directors of Mandalay Resort Group (the "Corporation") amended the Corporation's stock incentive and stock option plans, as set forth in the following resolutions:

    FURTHER RESOLVED, with respect to the Amended and Restated 1989 Stock Option Plan of the Corporation, the Amended and Restated 1991 Stock Incentive Plan of the Corporation, the Amended and Restated 1993 Stock Option Plan of the Corporation, the 1998 Stock Option Plan of the Corporation, the 1999 Non-Employee Directors Stock Option Plan of the Corporation, the 2000 Stock Incentive Plan of the Corporation and the 2002 Stock Incentive Plan of the Corporation (collectively, the "Stock Plans"), that, in connection with the Merger, (i) each outstanding unexercised option to acquire shares of Corporation Common Stock, whether or not then vested or exercisable in accordance with its terms (each, a "Stock Option") shall become exercisable in full immediately prior to, and shall expire at, the Effective Time and (ii) each outstanding vested or unvested restricted share of Corporation Common Stock ("Restricted Stock") shall be canceled at the Effective time in exchange for a lump sum cash payment equal to $71.00;

    FURTHER RESOLVED, that each Stock Plan shall be amended to provide that, at the Effective Time, each Stock Option issued under such Stock Plan shall be canceled and converted into the right to receive from Parent a lump sum cash payment equal to the product of (i) the total number of shares of Corporation Common Stock subject to such Stock Option immediately prior to the Effective Time and (ii) the excess of the Merger Consideration over the exercise price per share of Corporation Common Stock subject to such Stock Option, less withholding taxes, and the Authorized Officers be, and each of them with full power to act without the others hereby is, authorized and directed to prepare, deliver, execute and adopt, in the name and on behalf of the Corporation, such documents and amendments as are appropriate or necessary to effectuate the foregoing.

        As used in the foregoing resolutions, (i) the term "Effective Time" means the date and time at which the Articles of Merger relating to the merger of a wholly owned subsidiary of MGM MIRAGE with and into the Corporation (the "Articles of Merger") are accepted for record or such later time established by the Articles of Merger, (ii) the term "Merger Consideration" means an amount in cash, without interest, equal to $71.00, and (iii) the term "Authorized Officers" means the Corporation's Chief Executive Officer, Chief Operating Officer, President, Chief Financial Officer, Vice Chairman of the Board, General Counsel and any Vice President of the Corporation.

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  Exhibit 10.9
STOCK INCENTIVE AND STOCK OPTION PLAN AMENDMENTS